Exhibit 10.1

NON-STATUTORY STOCK OPTION AGREEMENT

THIS AGREEMENT, made in Tulsa, Oklahoma, as of the      day of                 , 2003, between ONEOK, Inc., (hereinafter referred to as “Corporation”), and «First_Name» «Last_Name» (hereinafter referred to as “Optionee”), a key employee of the Corporation or a division or subsidiary thereof.

WHEREAS, the Corporation desires to provide the Optionee with an added incentive to continue to contribute to the growth and profitability of the Corporation, to continue to perform services of major importance to the Corporation, and to encourage the Optionee to own shares of stock of the Corporation; and

WHEREAS, the stock option granted hereunder is granted pursuant to the terms of the Corporation’s Long-Term Incentive Plan initially adopted August 17, 1995, as amended (hereinafter referred to as the Plan); and

WHEREAS, this option is intended to be a Non-Statutory Stock Option (as defined in Section 2[p] of the Plan), which is also commonly considered and referred to as a “nonqualified” stock option;

NOW, THEREFORE, in consideration of the mutual agreements stated hereinafter, the Corporation and the Optionee agree that:

1. Stock Option. The Optionee is hereby granted, and the Optionee accepts, a Non-Statutory Stock Option to purchase «NonStatutory» shares of the Corporation’s Common Stock after                     , 2004, and prior to                     , 2013, at a purchase price of $             per share (the Fair Market Value [as defined in Section 2[k] of the Plan] of each share at                     , 2003,) all subject to the terms, provisions, and conditions of this Agreement (including, without limitation, the provisions on the period of exercise in paragraph 5, below) and of the Plan, which are incorporated herein by reference. Should there be any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall control. This option may be exercised in the manner and to the extent provided in this Agreement and the Plan as to all or any part of the shares of stock subject to the option from time to time during the option period stated above, and exercise of the option as to part of such shares shall not exhaust or terminate the option. The option shall be exercised as to not less than fifty (50) shares at any one time. Payment of the option price shall be made concurrently with the exercise of the option, as provided in the Plan and this Agreement.

2. Plan. This option is being made pursuant to the ONEOK, Inc. Long-Term Incentive Plan initially adopted by the Board of Directors of the Corporation on August 17, 1995, as amended, and approved by the Shareholders of the Corporation, which Plan specifies the authority of the Corporation, its Board of Directors, and a committee of the Board of Directors to select key employees to be granted options and other stock incentives. The Executive Compensation Committee of the Board of Directors (hereinafter referred to as the Committee) is authorized to administer the Plan with respect to this option.

3. Optionee’s Agreement Concerning Employment. In consideration of the Corporation’s granting of this option as incentive compensation to Optionee, the Optionee agrees to continue to contribute and perform service in the employ of the Corporation or a division or subsidiary thereof at the direction, will and pleasure of the Corporation and the Board of Directors. Provided, however, neither the foregoing agreement of the Optionee in this paragraph 3, nor any other provision in this Agreement shall confer on the Optionee any right to continue in the employ of the Corporation (or a division or subsidiary thereof), or interfere in any way with the right of the Corporation (or such division or subsidiary) to terminate the Optionee’s employment at any time.

4. Registration of Stock; Optionee’s Representation With Respect To Purchase for Investment. It is intended by the Corporation that the Plan and the shares of Common Stock covered by this option are to be registered under the Securities Act of 1933, as amended, prior to the date the option first becomes exercisable; provided, that in the event such registration is for any reason not made effective for such shares, the Optionee agrees, for the Optionee, and for the Optionee’s heirs and legal representatives by inheritance or bequest, that all shares purchased hereunder will be acquired for investment and not with a view to, or for sale or tender in connection with the distribution of any part thereof, including any transfer or distribution of such shares by the Optionee in exercising any part of this option or as otherwise allowed by the Plan.

5. Period of Exercise and Vesting of Option. This option may be exercised at any time after                     , 2004, and prior to                     , 2013, as follows:

(a) After one (1) year from the date this option is granted, the Optionee may exercise it as to not more than thirty-three and one third percent (33.33%) of the shares under this option;

(b) After two (2) years from the date this option is granted, the Optionee may exercise it as to an additional thirty-three and one third percent (33.33%) of the shares under this option; and

(c) After three (3) years from the date this option is granted, the Optionee may exercise it as to the remaining shares under this option.

Notwithstanding the foregoing, in the event of involuntary termination of the Optionee’s employment with the Corporation due to the Total Disability of the Optionee, this option shall be one hundred percent (100%) exercisable and fully vested at the time of such involuntary termination; and in the event of the Optionee’s death while still employed by the Corporation (or a division or subsidiary), this option shall be one hundred percent (100%) exercisable and fully vested; irrespective of the period of time that has then elapsed since the date this option is granted, provided, however, this paragraph does not extend the period of exercise of this option beyond the expiration of the term thereof stated in paragraph 1, above.

6. Method of Exercise and Payment. This option shall be exercised by written notice delivered to the Corporate Secretary of the Corporation on and in the form authorized by the Corporation, accompanied by payment of the option price for the number of shares specified and paid for in such exercise. The Corporation shall then make delivery of such shares, provided that if any law or regulation requires the Corporation, as it determines, to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. The Optionee agrees to pay to the Corporation any applicable federal, state, or local income, employment, social security, medicare, or other withholding tax obligation arising in connection with this option, or the Optionee’s exercise thereof; and the Corporation shall have the right, without the Optionee’s prior approval or direction, to satisfy such withholding tax by withholding all or any part of the shares of Common Stock that would otherwise be transferred and delivered to the Optionee, with any shares so withheld to be valued at the Fair Market Value (as defined in Section 2[k] of the Plan) on the date of such withholding. The Optionee, with the consent of the Corporation, may satisfy such withholding tax by delivery and transfer to the Corporation of shares of Common Stock of the Corporation previously owned by the Optionee, with any shares so delivered and transferred to be valued at the Fair Market Value on the date of such delivery. The purchase price of shares subject to this option shall be paid in cash, or by bank-certified, cashiers, or personal check subject to collection; or, in the alternative, the Optionee (or other person authorized to exercise this option), may (i) pay the purchase price of such shares by delivering to the Corporation a properly executed exercise notice together with a copy of irrevocable instructions to a stockbroker to sell immediately some or all of the shares acquired by the exercise of the option and deliver promptly to the Corporation an amount of sale proceeds sufficient to pay the purchase price, or (ii) pay the purchase price in shares of Common Stock of the Corporation transferred and surrendered by the Optionee to the Corporation, or (iii) any combination of the foregoing means of payment; provided, that the making of any payment by the Optionee other than by cash or check shall be subject to any conditions, rules, regulations, and procedures which the Corporation may adopt or prescribe, which shall be effective as to the exercise of this option to the extent provided therein, without regard to the form of payment otherwise allowed or authorized with respect to any other option or participant under the Plan. If the Optionee is a Section 16 Person (as defined in Section 2[x] of the Plan), any payment other than by cash or check shall be made only at the time and in the manner which the Corporation determines is necessary to comply with any applicable provisions of SEC Rule 16b-3 (as defined in Section 2[w] of the Plan).

7. Transferability of Option and Termination of Employment.

(a) Except as provided in subparagraph (b) of this paragraph 7, below, this option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution which apply to the Optionee’s estate, and this option shall be exercisable, during the Optionee’s lifetime, only by the Optionee.

(b) Notwithstanding the foregoing, the Optionee may transfer any part or all of this option to members of the Optionee’s immediate family, or to one or more trusts for the benefit of such immediate family members, or partnerships in which such immediate family members are the only partners if the Optionee does not receive any consideration for the transfer. In the event of any such transfer, this option shall continue to be subject to the same terms and conditions otherwise applicable hereunder and under the Plan immediately prior to its transfer, except that this option shall not be further transferable by the transferee inter vivos, except for transfer back to the original Optionee. For any such transfer to be effective, the Optionee must provide prior written notice thereof to the Committee, unless otherwise authorized and approved by the Committee, in its sole discretion; and the Optionee shall furnish to the Committee such information as it may request with respect to the transferee and the terms and conditions of any such transfer. For purposes of transfer of this option under this subparagraph (b), “immediate family” shall mean the Optionee’s spouse, children and grandchildren.

(c) Notwithstanding anything to the contrary expressed or implied herein (including without limitation, the provisions of paragraph 5 on the exercise and vesting of this option), the unexercised portion of this option (whether or not it is vested) shall become invalid and wholly terminated and forfeited upon (i) the Optionee’s voluntary termination of the Optionee’s employment with the Corporation (or a division or subsidiary), or (ii) upon the involuntary Termination for Cause by the Corporation (or a division or subsidiary) of the Optionee’s employment with the Corporation (or a division or subsidiary).

(d) In the event of the Optionee’s retirement, or the Optionee’s involuntary termination of employment with the Corporation (other than a Termination for Cause or by reason of death or Total Disability), the Optionee may exercise this option to the extent it is then vested at the time of such retirement or involuntary termination of employment under paragraph 5, above, at any time within thirty-six (36) months after such retirement or involuntary termination. Any unvested portion of this option shall be forfeited in the event of such retirement or involuntary termination.

(e) In the event of involuntary termination of the Optionee’s employment with the Corporation due to the Total Disability of the Optionee, the Optionee may exercise this option, which shall be fully vested at the time of such involuntary termination of employment under paragraph 5, above, at any time within thirty-six (36) months after such involuntary termination due to Total Disability.

(f) In the event of the Optionee’s death while still employed by the Corporation (or a division or subsidiary), the legatees, or personal representatives or heirs of the Optionee may exercise this option, which shall be fully vested at the time of the Optionee’s death under paragraph 5, above, at any time within thirty-six (36) months after the date of the Optionee’s death.

(g) In the event of the Optionee’s death within thirty-six (36) months after the Optionee’s retirement or the involuntary termination of Optionee’s employment with the Corporation (other than a Termination for Cause or by reason of Total Disability) the legatees, or personal representatives or heirs of the Optionee may exercise this option, to the extent it was vested at the time of such retirement or involuntary termination of employment under paragraph 5, above, at any time within the thirty-six (36) month period after the date of such retirement or involuntary termination.

(h) In the event of the death of the Optionee within thirty-six (36) months, after the Optionee’s involuntary termination of employment with the Corporation due to Total Disability of the Optionee, the legatees, or personal representatives or heirs of the Optionee may exercise this option, which shall be fully vested at the time of such involuntary termination of employment under paragraph 5, above, at any time within the thirty-six (36) month period after the date of such involuntary termination of employment.

(i) Notwithstanding the foregoing, the period of time in which the Optionee, or the legatees, or personal representatives or heirs of an Optionee may exercise this option in the event of the Optionee’s retirement, involuntary termination of employment (other than a Termination for Cause) or death under the foregoing provisions of this paragraph 7, shall in no event extend beyond the expiration of the term of this option as stated in paragraph 1, above.

(j) For purposes of this option, an involuntary “Termination for Cause” of the Optionee’s employment with and by the Corporation (or a division or subsidiary) shall mean that the Corporation (or a division or subsidiary) has terminated such employment by reason of (i) the Optionee’s conviction in a court of law of a felony, or any crime or offense involving misuse or misappropriation of money or property, (ii) the Optionee’s violation of any covenant, agreement or obligation not to disclose confidential information regarding the business of the Corporation (or a division or subsidiary), (iii) any violation by the Optionee of any covenant not to compete with the Corporation (or a division or subsidiary), (iv) any act of dishonesty by the Optionee which adversely affects the business of the Corporation (or a division or subsidiary), (v) any willful or intentional act of the Optionee which adversely affects the business of, or reflects unfavorably on the reputation of the Corporation (or a division or subsidiary); (vi) the Optionee’s use of alcohol or drugs which interferes with the Optionee’s performance of duties as an employee of the Corporation (or a division or subsidiary), or (vii) the Optionee’s failure or refusal to perform the specific directives of the Corporation’s Board of Directors, or its officers which directives are consistent with the scope and nature of the Optionee’s duties and responsibilities with the existence and occurrence of all of such causes to be determined by the Corporation, in its sole discretion; provided, that nothing contained in the foregoing provisions of this paragraph shall be deemed to interfere in any way with the right of the Corporation (or a division or subsidiary), which is hereby acknowledged, to terminate the Optionee’s employment at any time without cause.

(k) For purposes of this option, “Total Disability” shall mean that the Optionee is permanently and totally disabled and unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and has established such disability to the extent and in the manner and form as may be required under the provisions of Section 22(e) of the Internal Revenue Code of 1986, as amended (or corresponding section of any future federal tax code), and regulations thereunder.

(l) The Corporation may, in its sole discretion, allow this option to be exercised by a legal representative of the Optionee standing in a fiduciary relationship to the Optionee by reason of the Optionee being incapacitated or incompetent under applicable state law.

8. Adjustment Provisions. It is understood that, prior to the expiration of this option or prior to the full exercise of this option, certain changes in capitalization of the Corporation may occur. It is, therefore, understood and agreed with respect to changes in capitalization that:

(a) If a stock dividend is declared on the Common Stock of the Corporation, there shall be added to the shares of stock under the unexercised portion of this option the number of shares which would have been issuable to the Optionee had the Optionee been the holder of record of the number of shares then under option, but not theretofore purchased and issued hereunder, and the option price per share shall be adjusted accordingly. Provided, however, that in making such adjustments, no fractional shares, or scrip certificates in lieu thereof, shall be issuable by the Corporation, and the Optionee shall be entitled to receive only the number of full shares to which the Optionee may be entitled by reason of such adjustment at the adjusted option price per share.

(b) In the event of an increase in the outstanding shares of Common Stock of the Corporation, effectuated for the purpose of acquiring properties or securities of another corporation or business enterprise, there shall be no increase in the number of shares which are the subject matter of this option as a result of such acquisition.

(c) In the event of an increase or decrease in the number of outstanding shares of Common Stock of the Corporation through recapitalization, reclassification, stock split-ups, consolidation of shares, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and option price per share provided for under Section 1 of this Agreement, either by increasing the number of shares and decreasing the option price per share or by decreasing the number of shares and increasing the option price per share, as may be required to enable the Optionee to acquire the same proportionate stockholdings at the same aggregate purchase price. Provided, however, that in making such adjustments, no fractional shares, or scrip certificates in lieu thereof, shall be issuable by the Corporation, and the Optionee shall be entitled to receive only the number of full shares to which the Optionee may be entitled by reason of such adjustment at the adjusted option price per share.

(d) The Corporation agrees that if during the term of this Agreement and prior to the exercise of this option as to all shares subject hereto, the Corporation (i) shall offer for sale to holders of its Common Stock shares of Common Stock or of other classes of stock or other securities of the Corporation (except under a dividend reinvestment plan or similar plan), or (ii) in connection with any transaction shall acquire or shall cause to be issued rights to acquire shares of stock or other securities of another corporation to or for the benefit of the holders of Common Stock of the Corporation, the Corporation will give written notice to the Optionee of the rights which are thus to be acquired or issued to or for the benefit of the holders of Common Stock of the Corporation in sufficient time to permit the Optionee to exercise this option, to the extent this option is then exercisable, if the Optionee should elect to do so, and to permit the Optionee to participate in such rights as a holder of such Common Stock of the Corporation.

(e) Subject to the provisions of subparagraph (f), below, in the event the Corporation proposes to merge or consolidate with another corporation, or to sell or dispose of all or substantially all of its assets and business, or to dissolve, the Corporation will give written notice thereof to the Optionee in sufficient time to permit the Optionee to exercise this option to the extent it is then exercisable (but without any acceleration or other modification of the terms thereof except as otherwise required and provided by the terms of the Plan and this option), if the Optionee should elect to do so, and participate in such transaction as a shareholder of the Corporation. Provided, however, in connection with any merger or consolidation, or other transaction under which the Corporation or its holders of shares of Common Stock will acquire stock or other securities of the continuing, resulting, or another corporation, in exchange for their shares of Common Stock of the Corporation, provision shall be made for this option to become an option covering shares of the continuing, resulting, or other corporation in the same proportion, at an equivalent price, and subject to the same conditions, and for the issuance upon exercise by the Optionee of the Optionee’s pro rata number of shares or other securities on the basis of the number of shares of Common Stock of the Corporation as to which the option hereby granted remains at the time unexercised at the same aggregate purchase price provided for in this Agreement, with the price per unit to be adjusted upward or downward according to the increase or decrease of the number of units involved. Provided, however, that no fractional shares shall be reserved for issuance or be issuable to the Optionee and the Optionee shall be entitled to receive only the number of full shares to which the Optionee may be entitled by reason of the foregoing at the adjusted option price per share.

(f) Notwithstanding any provision to the contrary stated herein, to the extent this option is not yet fully vested and exercisable at the time of a Change in Control with respect to the Corporation, then pursuant to the provisions of Section 8 of the Plan, it shall become fully vested and exercisable at that time; provided, that if such Change in Control occurs less than six (6) months after the date this option was granted, then this option shall become fully vested and exercisable at the time of such Change in Control only if the Optionee agrees in writing, if requested by the Corporation in writing, to remain in the employ of the Corporation or a division or subsidiary of the Corporation at least through the date which is six (6) months after the date the option was granted with substantially the same title, duties, authority, reporting relationships, and compensation as on the day immediately preceding the Change in Control. The provisions of this subparagraph (f) shall be applied in addition to, and shall not reduce, modify, or change any other obligation or right of the Optionee otherwise provided for in paragraphs 3 and 7, above, concerning the Optionee’s continued employment with the Corporation or the termination thereof. If this option becomes subject to this subparagraph (f), it shall remain fully vested and exercisable until it expires or terminates pursuant to its terms and conditions. This option is subject to the provisions of Section 8(e) of the Plan authorizing the Corporation, or a committee of its Board of Directors, to provide in advance or at the time of a Change in Control for cash to be paid in settlement of this option, all subject to such terms and conditions as the Corporation or such committee, in its sole discretion, may determine and impose. For purposes of this subparagraph (f), the term “Change in Control” shall have the same meaning as provided in the definition thereof stated in Section 2(c) of the Plan, including any amendments thereof which may be made from time to time in the future pursuant to the provisions of the Plan, with any amended definition of such term to apply to all events thereafter coming within the amended meaning.

9. Stock Reserved. The Corporation shall at all times during the term of this Agreement reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the requirements of this Agreement, and shall pay all original issue taxes on the exercise of this option and all other fees and expenses necessarily incurred by the Corporation in connection therewith.

10. Rights of Shareholder. The Optionee shall have no rights as a shareholder in respect of shares as to which this option shall not have been exercised and payment made as provided in the Plan, and the Optionee shall not be considered or treated as a record owner of shares with respect to which this option is exercised until the date that the stock certificate or certificates are actually issued and such issuance reflected on the stock records of the Corporation.

11. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, legal representatives, successors, and assigns of the parties hereto.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Optionee has signed the same, in duplicate originals, as of the day and year first above written.

ONEOK, Inc.
Corporation

By:
David Kyle
Chairman of the Board, President, and
Chief Executive Officer

«First_Name» «Last_Name»
Optionee

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